SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE MEXICO FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MEXICO FUND, INC.

1775 I Street, N.W., Suite 1100

Washington, DC 20006-2401

Notice of Annual Meeting of Stockholders

February 6, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), will be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112, on March 10, 2004 at 1:00 P.M. for the following purposes:

(1)	To elect three Directors to serve as Class II Directors for three year terms and until their successors are duly elected and qualify; and

(2)	To transact such other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed February 3, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only holders of record of shares at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

You are cordially invited to attend the Meeting. All stockholders are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose, or authorize the proxy vote by telephone or internet pursuant to instructions on the enclosed proxy card. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors,
Samuel García-Cuéllar Secretary

New York, New York

Dated: February 6, 2004

PLEASE RESPOND—YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE MANNER PROVIDED OR, AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT THAT YOU RETURN YOUR PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR PROXY WILL BE VOTED AND TO AVOID ANY ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION. FOR MORE INFORMATION, PLEASE CALL 1-800-965-5216.

PROXY STATEMENT

THE MEXICO FUND, INC.

1775 I Street, N.W., Suite 1100

Washington, DC 20006-2401

Annual Meeting of Stockholders

March 10, 2004

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the Annual Meeting of Stockholders of the Fund (the “Meeting”) to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112, on March 10, 2004 at 1:00 P.M. and at any adjournment thereof. The approximate mailing date of this Proxy Statement is February 6, 2004 or as soon as practicable thereafter.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the proxy card. Unless instructions to the contrary are marked on the proxy card with respect to Proposal 1, a properly executed proxy will be voted FOR Proposal 1. The appointed proxy holders will vote in their discretion on any other business that may properly come before the meeting or any adjournment or postponements thereof. Any stockholder giving a proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior proxy), and also the right to revoke the proxy at any time prior to its exercise by submitting a properly executed, subsequently dated proxy, received by the Fund addressed to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, Attn: Proxy Department. Stockholders may vote using the enclosed proxy card along with the enclosed postage-paid envelope. Stockholders may also authorize proxy voting by telephone or internet. To authorize proxy voting by telephone or internet, stockholders should follow the instructions contained on their proxy card.

The presence at the Meeting in person or by proxy of the stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting constitutes a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote provided a quorum is present. An abstention as to Proposal 1 will be treated as present and will have the effect of a vote “Against” Proposal 1. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on the proposal will be voted “For” Proposal 1.

In the event that the necessary quorum to transact business at the Meeting is not obtained or a quorum is present at the Meeting but sufficient votes to approve any of the Proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of the adjournment. If a quorum is present, the proxy holders will vote proxies which vote for any Proposal with respect to which insufficient votes for approval have been received in favor of such an adjournment, and will vote those proxies required to be voted against such a Proposal, against adjournment. A stockholder vote may be taken on a Proposal prior to any adjournment if sufficient votes have been received for approval. In the event a Proposal is not approved by stockholders, the Board of Directors of the Fund will consider appropriate action.

Only stockholders can attend the Meeting and any adjournment or postponement thereof. To gain admittance, if you are a stockholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of the shares, as well as a form of personal identification.

The Board of Directors has fixed February 3, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement thereof. Stockholders on the record date will be entitled to one vote for each share held. As of February 3, 2004, the Fund had outstanding 14,763,034 shares of common stock, par value $1.00 per share. To the Fund’s knowledge based on filings made with the U.S. Securities and Exchange Commission (“SEC”), as of February 3, 2004, there is no beneficial owner of more than five percent (5%) of the voting securities of the Fund.

The Board of Directors of the Fund knows of no other business that will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their discretion.

The Fund will furnish, without charge, a copy of the Fund’s annual report for its fiscal year ended October 31, 2003, and any more recent reports, to any Fund stockholder upon request. To request a copy, please visit the Fund’s web site at www.themexicofund.com or contact the Fund’s Information Agent at: Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, NY 10004, 1-800-965-5216.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Fund is divided into three classes of Directors, as nearly equal in number as possible, each of which serves for three years with one class being elected each year. Each year the term of office of one class will expire. The terms of office of Messrs. Claudio X. González, José Luis Gómez Pimienta and Robert L. Knauss expire this year. The Board of Directors, including the Directors who are not interested persons of the Fund, upon the recommendation of the Fund’s Nominating and Corporate Governance Committee which is comprised solely of Directors who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act), have nominated Messrs. González, Gómez Pimienta and Knauss, to serve as Class II Directors for a three year term expiring in 2007 and until their successors are duly elected and qualify. The nominees have indicated an intention to serve if elected and have consented to be named in this Proxy Statement. Directors who are not interested persons are referred to in the Proxy Statement as “Independent Directors.”

It is the intention of the persons named on the enclosed proxy card to vote for the nominees listed below for a three-year term. The Board of Directors of the Fund knows of no reason why a nominee would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominees as the Board of Directors may recommend. The Fund’s Directors and executive officers, as a group, beneficially own less than 1% of the Fund’s common stock. None of the Directors, with the exception of Mr. José Luis Gómez Pimienta, is an “interested person” of the Fund as defined in the 1940 Act.

The names of the Fund’s nominees for election as Directors, and each other Director of the Fund, and their addresses, ages and principal occupations during the past five years, are provided in the tables below.

Nominees*

Independent Directors

Name, Address and Age	Position(s) Held With the Fund*	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director
Claudio X. González ++ Lagrange 103 Piso 3 Colonia Los Morales 11510 México, D.F. México Age: 69	Class II Director	Term expires 2004; Director since 1981.	Mr. González was President of the Business Coordinating Council of Mexico. He has served as Chairman of the Board and Chief Executive Officer of Kimberly-Clark de México S.A. de C.V. since 1973. Mr. González is also on the Board of Directors of several prominent U.S. and Mexican companies, including General Electric Co.	Chairman of the Board, Chief Executive Officer and Director, Kimberly-Clark de México, S.A. de C.V. (consumer products); Director, General Electric Co. (industrial and financial products); Director, Investment Company of America (investment fund); Director, Kellogg Co. (food products); Director, Home Depot (home improvement); Director, Grupo Alfa, S.A. de C.V. (conglomerate); Director, Grupo Carso, S.A. de C.V.; Director, Grupo México, S.A. de C.V. (copper mining and rail transportation); Director, America Movil, S.A. de C.V. (telecommunications); Director, Grupo Financiero Inbursa (investment and banking); Director, Televisa (broadcasting).

Robert L. Knauss++ P.O. Box 40 5580 F.M. 1697 Burton, TX 77835 Age: 72	Class II Director	Term expires 2004; Director since 1985.	Mr. Knauss currently serves as Chairman of the Board and Principal Executive Officer of Philips Services Corp.** (industrial services) and is also Chairman of the Board and Chief Executive Officer of Baltic International USA, Inc. (investments). Mr. Knauss was the former Dean and Distinguished University Professor of University of Houston Law School and was also Dean of Vanderbilt Law School.	Director, Equus Ltd. II (investments); Director, Seitel, Inc.** (oil services).

*	There are no other funds in the Fund Complex.

**	Philips Services Corp. and Seitel, Inc. commenced reorganization proceedings under Chapter 11 of the United States Bankruptcy Code in 2003.

++	Audit Committee, Contract Review Committee and Nominating and Corporate Governance Committee member. Member or Alternate Member of the Valuation Committee.

Interested Director*

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director
José Luis Gómez Pimienta*,+ Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 64	President of the Fund; Class II Director	Term expires 2004; Director since 1989.	Mr. Gómez Pimienta has over two decades of experience investing in the Mexican securities market. He has been the President of the Fund since its inception and has also served as a Director since 1989. Mr. Gómez Pimienta has been Chairman of the Board of the Fund’s investment adviser, Impulsora del Fondo México, since 1987 and CEO since 1981.	Director (since 1997) and member of the Executive Committee (since 1998) and the Audit Committee (since 2003) of the Bolsa Mexicana de Valores (Mexican Stock Exchange).

*	Director is an “interested director” (as defined in the 1940 Act). Mr. Gómez Pimienta is deemed to be an interested director by reason of his affiliation with the Fund’s investment adviser, Impulsora del Fondo México, S.A. de C.V.

+	Alternate member of Valuation Committee.

Other Directors

The balance of the current Directors consists of two Class I Directors and two Class III Directors, none of whom is a nominee for election at the Meeting and all of whom will continue in office after the Meeting for the terms shown below. The other Directors are as follows:

Independent Directors*

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Philip Caldwell++ c/o Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 83	Class I Director	Term expires 2006; Director since 1991.	Mr. Caldwell was Chairman and Chief Executive Officer of Ford Motor Company from 1979 to 1985 succeeding Henry Ford II. He was the first non-Ford family member to lead the company. From 1953 to 1990, he served in a wide variety of domestic and international executive positions at Ford and was Director from 1973 to 1990. From 1985 until 1998, Mr. Caldwell was a Director and Senior Managing Director of Lehman Bros. Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc. From 1986 until 1999, Mr. Caldwell was a Director of American Guaranty & Liability Insurance Company.	Director, Mettler-Toledo International, Inc. (scales and weighing instruments); Director, Waters Corporation (scientific instruments); Director, Russell Reynolds Associates, Inc. (executive recruitment).

Jaime Serra Puche++ Edificio Plaza Prolongación Paseo de la Reforma 600-103 Santa Fe Peña Blanca 01210 México, D.F. México Age: 52	Class I Director	Term expires 2006; Director since 1997.	Dr. Serra is a Senior Partner of the law and economics consulting firm SAI Consultores, S.C. Dr. Serra is a former Secretary of Finance for Mexico and he was the minister in charge of negotiations	Director, Vitro, S.A. de C.V. (glass manufacturer); Director, Grupo Ferroviario Mexicano, S.A. de C.V. (railways); Director, Regional Market Makers, Inc.

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director

for NAFTA and trade agreements between Mexico and Chile, Bolivia, Venezuela, Colombia and Costa Rica on behalf of the Mexican government.

Formerly, Dr. Serra was a Weinberg Visiting Professor at Princeton University, Secretary of Trade and Industry (Mexico) and a Distinguished Visiting Associate at the Carnegie Endowment for International Peace. He has a Ph.D. in economics from Yale University.

(procurement company); Director, Bardahl, S.A. de C.V. (oil products); Director, Tenaris (tube producer); Director, Chiquita Brands, Inc. (fruit producer); Co-Chairman, President’s Council on International Activities of Yale University; Trustee, Yale University.

Juan Gallardo T.++ Monte Cáucaso 915 4th Floor Col. Lomas de Chapultepec 11000 México, D.F. México Age: 56	Chairman of the Board, Class III Director	Term expires 2005; Director since 1985.	Mr. Gallardo is Chairman of the Fund’s Board of Directors. Over the last decade, he has been extensively involved in the negotiation of the North American Free Trade Agreement (NAFTA) among the United States, Canada and Mexico, and free trade agreements between Mexico and Israel and the European Union. Mr. Gallardo also serves as Chairman of the Board of Grupo Embotelladoras Unidas, S.A. de C.V., a bottling company, since 1986; and Vice Chairman of Home Mart de México, S.A. de C.V., a retailer, since 1995.	Director, Nadro, S.A. de C.V. (pharmaceutical retail); Director, Grupo México, S.A. de C.V. (mining); Director, Caterpillar Inc. (construction equipment); Director, Intercon, S.A. de C.V. (diversifying holding company); Directors, Lafarge (French cement company); Member of the International Advisory Board of Textron, Inc.; Member, Consejo Mexicano de Hombres de Negocios A.C. (Business Roundtable of Mexico).

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Emilio Carrillo Gamboa ++ Blvd. Manuel Avila Camacho No. 1, Ste. 605 011009 México, D.F. México Age: 66	Class III Director	Term expires 2005; Director 1981-1987 and since 2002.

Mr. Carrillo Gamboa served as a director of the Fund from inception of the Fund in 1981 to 1987. He resigned as director in 1987 to become Mexico’s Ambassador to Canada. Mr. Carrillo Gamboa was reelected as a Director of the Fund in 2002.

Mr. Carrillo Gamboa is a prominent lawyer in Mexico with extensive business experience and has been a partner of the Bufete Carrillo Gamboa, S.C. law firm since 1989. He has also served or currently serves on the boards of many prestigious Mexican charitable organizations.

Chairman of the Board; Empresas Holcim (cement company); Director, ICA (construction company); Director, Grupo Modelo, S.A. de C.V. (beer brewing); Director, Grupo Mexico S.A. de C.V. (copper mining and rail transportation); Director, Kimberly-Clark de México, S.A. de C.V. (consumer products); Director, San Luis Corporación, S.A. de C.V. (automotive parts); Southern Peru Copper Corporation (copper mining);Director, Gasoductos de Chihuahua, S. de R.L. de C.V. (public utility-gas transportation); Secretary and Alternate Director, Innova, S. de R.L. de C.V. (DTH television) S.A. de C.V. and subsidiaries; Director, Bank of Tokyo Mitsubishi (Mexico) S.A. de C.V. (banking).

*	There are no other funds in the Fund Complex.

++	Audit Committee, Contract Review Committee and Nominating and Corporate Governance Committee member. Member or Alternate Member of the Valuation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE FUND’S BOARD OF DIRECTORS.

Fund Committees

Current Committees and Members

The Fund has a standing Audit Committee, Valuation Committee, Contract Review Committee and a Nominating and Corporate Governance Committee. The Audit Committee, Contract Review Committee and Nominating and Corporate Governance Committee are composed entirely of Directors who are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act and who are “independent” as defined in the New York Stock Exchange listing standards. All Directors are members, or alternate members, of the Valuation Committee.

Audit and Valuation Committees

The Audit Committee is responsible for the selection and engagement of the Fund’s independent public accountants (subject to ratification by the Board of Directors), pre-approves and reviews both the audit and non-audit work of the Fund’s independent public accountants, and reviews compliance of the Fund with regulations of the SEC and the Internal Revenue Service, and other related matters.

The Board of Directors has adopted a Charter for each of its Audit and Valuation Committees. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 from PricewaterhouseCoopers LLP (“PwC”), the Fund’s independent accountants, and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC required to be discussed by Statements on Auditing Standards Nos. 61 and 90. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Fund’s audited financial statements be included in the Fund’s Annual Report to Stockholders for the fiscal year ended October 31, 2003. The members of the Fund’s Audit Committee are Messrs. Caldwell, Gallardo, Carrillo Gamboa, González, Knauss and Serra Puche. A copy of the Audit Committee Charter was included as an appendix to the Fund’s proxy statement in 2003. Both the Audit and Valuation Committee charters will soon be available on the Fund’s website at www.themexicofund.com under “Corporate Governance.”

The Valuation Committee oversees the implementation of the Fund’s Pricing and Valuation Procedures and the activities of the Fund’s Pricing Committee. The Board of Directors has delegated to the Valuation Committee the responsibility of determining the fair value of the Fund’s securities or other assets in connection with “significant events,” as described in the procedures adopted by the Board of Directors. The members of the Fund’s Valuation Committee are Messrs. Caldwell, González, and Serra Puche. The Alternate Members of the Fund’s Valuation Committee are Messrs. Gallardo, Knauss, Carrillo Gamboa, and Gómez Pimienta.

Contract Review Committee

The Contract Review Committee reviews and makes recommendations to the Board of Directors with respect to entering into, renewal or amendment of the Fund’s investment management and advisory agreement, administrative services agreement and other agreements. The members of the Fund’s Contract Review Committee are Messrs. Caldwell, Gallardo, Carrillo Gamboa, González, Knauss and Serra Puche.

Nominating and Corporate Governance Committee; Consideration of Potential Director Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding nominations for membership on the Board of Directors. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as independent directors, their independence from the

Fund’s investment adviser and other principal service providers. The Committee periodically reviews director compensation and will recommend any appropriate changes to the Board as a group. This Committee also reviews and may make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund. The members of the Fund’s Nominating and Corporate Governance Committee are Messrs. Caldwell, Gallardo, Carrillo Gamboa, González, Knauss and Serra Puche.

The Committee will consider potential director candidates recommended by Fund stockholders provided that the proposed candidates satisfy the director qualification requirements provided in the Fund’s Bylaws; are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act; and are “independent” as defined in the New York Stock Exchange listing standards. Before fiscal year 2004, the Committee did not have a formal process for the submission of potential candidates by stockholders except as part of a stockholder proposal in accordance with the Securities Exchange Act of 1934, as amended (the “1934 Act”). In determining procedures for the submission of potential candidates by stockholders and any eligibility requirements for such nominees and the stockholders submitting the nominations, the Committee has looked for guidance to recent SEC promulgations regarding director nominations. Accordingly, the Committee has determined that potential director candidates recommended by Fund stockholders must satisfy the nominee requirements proposed by the Securities and Exchange Commission in its proposed Rule 14a-11(c) under the 1934 Act, and stockholders making the recommendations must satisfy the requirements proposed by the Securities and Exchange Commission in its proposed Rule 14a-11(b) under the 1934 Act.

For potential director nominees recommended by stockholders, these requirements are as follows:

(a) The nominee may not be the nominating stockholder, a member of the nominating stockholder group, or a member of the immediate family of the nominating stockholder or any member of the nominating stockholder group;

(b) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating stockholder entity or entity in a nominating stockholder group;

(c) Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating stockholder or any member of a nominating stockholder group;

(d) The nominee may not be an executive officer, director (or person performing similar functions) of the nominating stockholder or any member of the nominating stockholder group, or of an affiliate of the nominating stockholder or any such member of the nominating stockholder group; and

(e) The nominee may not control (as “control” is defined in the 1940 Act) the nominating stockholder or any member of the nominating stockholder group (or in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

The nominating stockholder or stockholder group must meet the following requirements:

(a) Any stockholder or stockholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating stockholder or stockholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short;”

(b) The nominating stockholder or stockholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iii) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least 2 years.

A nominating stockholder or stockholder group may not submit more nominees than the number of Board positions open each year. All stockholder recommended nominee submissions must be received by the Fund by the deadline for submission of any stockholder proposals which would be included in the Fund’s proxy statement for its 2005 Annual Meeting. The deadline for any stockholder recommended nominee submissions to be considered for the 2005 Annual Meeting is October 9, 2004.

Stockholders recommending potential director candidates must substantiate compliance with these requirements at the time of submitting their proposed director candidate to the attention of the Fund’s Secretary. Notice to the Fund’s Secretary should be provided in accordance with the deadline specified in the Fund’s Bylaws; (Article II, Section 10) and include as specified in the same section of the Fund’s Bylaws, (i) the stockholder’s contact information; (ii) the director candidate’s contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the 1934 Act; and (iv) a notarized letter executed by the director candidate, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if nominated by the Board of Directors, to be named as a director if so elected.

The Board of Directors has adopted a Charter for the Nominating and Corporate Governance Committee which is available on the Fund’s website at www.themexicofund.com under “Corporate Governance.”

The Nominating Committee identifies prospective candidates from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees. The Fund’s Bylaws (Article III, Section 2(c)) provide a list of minimum qualifications for Fund directors which include expertise, experience or relationships that are relevant to the Fund’s business; educational qualifications; and interaction with business in Mexico. The Committee may recommend that the Board modify these minimum qualifications from time to time. The Committee meets twice annually, typically in September and December, to identify and evaluate nominees for director and makes its recommendations to the Board at the time of the Board’s December meeting. Other than compliance with the requirements mentioned above for submission of a director candidate, the Nominating and Corporate Governance Committee does not otherwise evaluate stockholder director nominees in a different manner. The standard of the Nominating and Corporate Governance Committee is to treat all equally qualified nominees in the same manner.

No nominee recommendations have been received by stockholders. The Nominating Committee may modify its policies and procedures for director nominees and recommendations from time to time in response to changes in the Fund’s needs and circumstances, and as applicable legal or listing standards change.

Board and Committee Meetings in Fiscal 2003

During the Fund’s fiscal year ended October 31, 2003, the Board held three (3) regular meetings, one (1) telephonic regular meeting, three (3) telephonic special meetings, two (2) Audit Committee meetings, one (1) Valuation Committee meeting, one (1) Contract Review Committee meeting, and two (2) Nominating and Corporate Governance Committee meetings. Each Director then in office attended 75% or more of the aggregate number of regular and special meetings of the Board and those Committees of which each Director is a member.

Communications with the Board of Directors

The Fund provides a means for stockholders to communicate with the Board of Directors. Stockholders may address correspondence to the Board as a whole or individual Board members relating to the Fund via e-mail at investor-relations@themexicofund.com. The Fund’s Investor Relations Vice President will then promptly forward the correspondence to the addressee. Correspondence may also be directed via the Fund’s address, The Mexico Fund, Inc., 1775 I Street NW, 9th Floor, Washington, DC 20006 and it will be directed to the attention of the addressee.

Director Attendance at Stockholder Meetings

Although the Fund has no formal policy regarding director attendance at stockholder meetings, typically, the Chairman of the Fund attends the Annual Meeting or another director attends if he is not available. At the convening of the Fund’s 2003 annual meeting on April 3, 2003, one director was present.

Beneficial Ownership of Shares of the Fund

As of February 3, 2004, the Fund’s Directors and executive officers, as a group, owned less than 1% of the Fund’s outstanding shares of the Fund. The information as to ownership of securities which appears below is based on statements furnished to the Fund by its Directors and executive officers.

For the period ended December 31, 2003, the dollar range of equity securities owned beneficially by each Director in the Fund was as follows:

Interested Director

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
José Luis Gómez Pimienta	Over $100,000	Over $100,000

Independent Directors

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Juan Gallardo T.	Over $100,000	Over $100,000
Philip Caldwell	Over $100,000	Over $100,000
Emilio Carrillo Gamboa	$10,001–$50,000	$10,001–$50,000
Claudio X. González	Over $100,000	Over $100,000
Robert L. Knauss	$50,001–$100,000	$50,001–$100,000
Jaime Serra Puche	$10,001–$50,000	$10,001–$50,000

*	There are no other funds in the family of investment companies.

For the period ended December 31, 2003, none of the Independent Directors or their immediate family members owned any shares of the Adviser or in any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Adviser (as defined below).

Name of Director or Nominee	Name of Owners and Relationships to Director or Nominee	Company	Title of Class	Value of Securities	Percentage of Class
Juan Gallardo T.	None	None	None	None	None
Philip Caldwell	None	None	None	None	None
Emilio Carrillo Gamboa	None	None	None	None	None
Claudio X. González	None	None	None	None	None
Robert L. Knauss	None	None	None	None	None
Jaime Serra Puche	None	None	None	None	None

Compensation of Directors

During the fiscal year ended October 31, 2003, the Fund paid each Director, with the exception of Mr. Gómez Pimienta (who is not compensated for his services as Director), an annual retainer of $12,000 and $2,000 per meeting attended. Through June 9, 2003, the Fund also paid a $1,500 per diem fee to each Director for travel required to attend a Board meeting and reimbursed all Directors and officers of the Fund for out-of-pocket expenses relating to attendance at meetings. Starting with meetings after June 9, 2003, the per diem fee was eliminated. In addition, for Committee meetings attended each Independent Director would receive $1,250 instead of $2,000 and $500 for each telephonic special Board meeting attended. The aggregate amount of fees paid and expenses reimbursed to the Directors and officers for the twelve month period ended October 31, 2003 was $199,250. The Fund estimates that during fiscal year 2004, assuming a normal course of quarterly and committee meetings, the restructuring of director fees and expenses should result in a 25% reduction of director fees and expenses.

The following table sets forth the aggregate compensation (not including per diem fees and expense reimbursements) paid by the Fund to each Director (other than Mr. Gómez Pimienta, who receives no director fees or other compensation for services as a Director of the Fund) during the fiscal year ended October 31, 2003, as well as the total compensation paid by the Fund to each Director.

Name of Director	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors*
Juan Gallardo T.	$35,250	None	None	$35,250
Philip Caldwell	$35,250	None	None	$35,250
Emilio Carrillo Gamboa	$33,250	None	None	$33,250
Claudio X. González	$33,250	None	None	$33,250
Robert L. Knauss	$35,250	None	None	$35,250
Jaime Serra-Puche	$27,000	None	None	$27,000
José Luis Gómez Pimienta	None	None	None	None

*	There are no other funds in the Fund Complex.

The Fund has a policy that half of the annual retainer paid by the Fund to its Directors is to be used by each Director to purchase Fund shares on the secondary market. All Board members are in compliance with this policy.

Executive Officers of the Fund

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
José Luis Gómez Pimienta Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 64	President of the Fund; Class II Director	Since 1981; Director since 1989 (term expires 2004).	Chairman of the Board and Director General of the Fund’s investment adviser, Impulsora del Fondo México, S.A. de C.V., and a Director and Member of the Executive Committee and the Audit Committee of the Bolsa Mexicana de Valores, S.A. de C.V. (Mexican Stock Exchange).

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years

Samuel García-Cuéllar Creel, García-Cuéllar y Müggenburg, S.C., Paseo de los Tamarindos 60 – 3er piso Bosques de las Lomas 05120 México, D.F. México Age: 61	Secretary	Since 1981.	Mr. García-Cuéllar is a partner of Creel, García-Cuéllar y Müggenburg, S.C., Mexican counsel to the Fund; Director, El Aguila Compañía de Seguros, S.A. de C.V. (insurance) (since 1994); Director, Mercado Mexicano de Derivados (futures and options) (since 2001); Director, GE Capital Bank, S.A. Institución de Banca Múltiple, GE Capital Grupo Financiero (bank) (since 2002); Director, GE Capital Grupo Financiero (financial group) (since 2002).

Alberto Osorio Morales Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 35	Treasurer (formerly, Vice President of Finance)	Since 2002. From 1999 to 2002.	Mr. Osorio currently serves as Director of Finance of the Fund’s investment adviser, Impulsora del Fondo México, S.A. de C.V.

Carlos H. Woodworth Ortiz Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 60	Vice-President of Corporate Governance and Compliance Officer (formerly, Treasurer)	Since 2002. From 1992 to 2002.	Mr. Woodworth has served on the Board of Directors of the Fund’s investment adviser, Impulsora del Fondo México, S.A. de C.V., as well as Deputy Director of the Adviser since 1981.

Eduardo Solano Arroyo Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 35	Investor Relations Vice President	Since 1997.	Mr. Solano has served as Director of Economic Research of the Fund’s investment adviser, Impulsora del Fondo México, S.A. de C.V. since 1997.

Compensation of Executive Officers

The Fund does not pay its officers for the services they provide to the Fund, except for those expenses incurred in connection with Fund Board or stockholders meetings which are reimbursed by the Fund under the Fund’s Reimbursement Policy. Instead, the officers, who are also officers or employers of the Impulsora del Fondo México (the “Adviser”), are compensated by the Adviser.

Report of the Audit Committee; Information About the Fund’s Independent Auditor

The Audit Committee is responsible for the selection and engagement of the Fund’s independent auditors (subject to ratification by the Fund’s Board of Directors); reviews and pre-approves both the audit and non-audit work of the Fund’s independent public accountants; and reviews compliance of the Fund with regulations of the SEC and the Internal Revenue Service, and other related matters. The Fund adopted an Audit Committee Charter on December 6, 1999. The Charter was last amended on December 4, 2002.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

On May 6, 2002, the Fund announced that its Board of Directors, upon recommendation of the Board’s Audit Committee, had appointed PwC as the Fund’s independent auditors, effective immediately. The Board’s decision to replace Arthur Andersen LLP as the Fund’s independent auditors was made after a thorough selection process that reviewed several accounting firms. The decision to change independent auditors was not the result of any disagreement between the Fund and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Arthur Andersen LLP provided excellent services as independent auditors to the Fund and the Fund valued its relationship with the firm. However, the Board of Directors felt it was in the best interests of the Fund and its stockholders to retain PwC as independent auditors at that time. For the last two fiscal years of the Fund, Arthur Andersen LLP’s report on the financial statements for the Fund did not contain either an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, for the last two fiscal years, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Audit Committee has received written disclosures and the letter required by Independence Standards Board No. 1 from PwC and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC addressed by Statements on Auditing Standards Nos. 61 and 90. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Fund’s audited financial statements be included in the Fund’s Annual Report for the fiscal year ended October 31, 2003.

The members of the Audit Committee are Philip Caldwell, Emilio Carrillo Gamboa, Juan Gallardo T., Claudio X. Gónzalez, Robert L. Knauss and Jaime Serra Puche.

During the fiscal year ended October 31, 2003, the Fund incurred the following fees for services provided by PwC:

Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees*
$87,300	$0	$27,920	$0

All of the services described in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures which are summarized further below.

There were no non-audit fees billed by PwC to the Fund’s investment adviser. In addition, PwC did not provide any non-audit services to any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Fund.

The Audit Committee pre-approves all audit and non-audit services provided by PwC or any independent auditor engaged by the Fund and any non-audit or audit-related services provided to its service affiliates (at this time only the Fund’s Investment Adviser qualifies as a Service Affiliate) which have an impact on the Fund in accordance with certain pre-approval policies and procedures. Audit services include those typically associated with the annual audit such as evaluation of internal controls. Non-Audit Services include certain services that are audit-related such as consultations regarding financial accounting and reporting standards, and tax services. Certain services may not be provided by the auditor to the Fund or to the Fund’s investment adviser without jeopardizing the auditor’s independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of the client’s financial statements. These types of services include bookkeeping; financial information systems design and implementation; appraisal or valuation services; actuarial services; and internal audit outsourcing services.

The policies and procedures require Audit Committee approval of the engagement of the auditor for each fiscal year and approval of the engagement by a majority of the Fund’s independent directors. The policies and procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Fund and permissible non-audit services for Service Affiliates on an annual basis at the time of the auditor’s engagement and on a project-by-project basis. At the time of the annual engagement of the Fund’s independent auditor, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approval, the Audit Committee should determine that the provision of the service is consistent with, and will not impair, the ongoing independence of the auditor and set any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also appoint a Designated Member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the Designated Member are to be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Fund’s pre-approval procedures are reviewed annually by the Audit Committee and the Fund maintains a record of the decisions made by the Committee pursuant to the procedures.

The Board of Directors, upon recommendation of the Audit Committee, has selected PwC as independent public accountants to examine the financial statements of the Fund for the fiscal year ending October 31, 2004. Audit services performed by PwC during the most recent fiscal year included examination of the financial statements of the Fund and the review of filings with the SEC. PwC will prepare the Fund’s tax returns for the fiscal year ending October 31, 2004.

The Fund knows of no direct or indirect interest of PwC in the Fund. A representative of PwC is expected to be present at the Meeting and will have the opportunity to respond to questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE FUND’S BOARD OF DIRECTORS.

OTHER MATTERS

The Fund knows of no other matters which are to brought before the Meeting. However, if any other matters come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy, or their substitutes, to vote the Proxy in accordance with their best judgment.

ADDITIONAL INFORMATION

Investment Advisory and Administrative Services

The Adviser and Administrator. Impulsora del Fondo México, S.A. de C.V. (the “Adviser”), 77 Aristóteles Street, 3rd Floor, Polanco, 11560 México D.F., México, has served as the investment adviser of the Fund from the time the Fund was established in 1981. Pursuant to the Investment Advisory and Management Agreement between the Fund and the Adviser, the Adviser receives an advisory fee at the rate of 1.00% of the Fund’s average daily net assets up to and including $200 million, 0.90% of such assets between $200 million and $400 million, and 0.60% of such assets in excess of $400 million. An amendment to the Fund’s Investment Adviser and Management Agreement was approved by stockholders on April 28, 2003 which adopted the above fee schedule. For the fiscal year ended October 31, 2003, total advisory fees paid by the Fund to the Adviser aggregated $2,189,945 based on average net assets for the fiscal year of approximately $240,281,093. The Adviser is a Mexican corporation incorporated in 1980.

Pursuant to an Administrative Services Agreement, effective April 1, 1994, which was amended and restated as of June 18, 2002, the Adviser also provides certain administrative services to the Fund which were previously performed by the Fund’s Trustee, including the determination and publication of the net asset value of the Fund, the provision of assistance to the Fund to enable the Fund to maintain its books and records in accordance with applicable United States and Mexican law and the provision of assistance to the Fund’s auditors in the preparation and filing of tax reports and returns. The Fund pays the Adviser an annual fee of 0.07% of average daily net assets of the Fund as compensation for services provided under the Administrative Services Agreement with a minimum of $350,000, and a fee for services rendered for each repurchase offer conducted by the Fund.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund’s officers and Directors, Adviser, affiliates of the Adviser, and persons who beneficially own more than ten percent of a registered class of the Fund’s securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC and the New York Stock Exchange. Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations of certain Reporting Persons, the Fund believes that during fiscal year 2003, its Reporting Persons complied with all applicable filing requirements.

Corporate Governance

The Fund is a Maryland corporation subject to the provisions of the Maryland General Corporation Law. The Fund’s day-to-day operations and the requirements as to the place and time, conduct, and voting, at a meeting of the stockholders are governed by the Fund’s charter and bylaws, the provisions of the Maryland General Corporation Law, and the provisions of the 1940 Act. Any stockholder who would like a copy of the Fund’s charter or bylaws may obtain a copy from the SEC (www.publicinfo@sec.gov), or the Fund. The charter and bylaws will also be available in the near future by accessing the Fund’s website at www.themexicofund.com under “Corporate Governance”.

SOLICITATION OF PROXIES; EXPENSES

The solicitation of proxies will be primarily by mail. In order to obtain the necessary quorum and stockholder participation at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview by Directors, officers or agents of the Fund. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with procedures that the Fund believes are reasonably designed to ensure that the identity of the stockholder casting the vote is accurately determined and that the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to authorize a proxy by telephone or internet, such stockholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a stockholder, whether in writing, by telephone or via the internet, is revocable. A stockholder may revoke the accompanying proxy or a proxy given telephonically or via the internet at any time prior to its use by submitting a properly executed, subsequently dated proxy, giving notice to the Fund addressed to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, Attn: Proxy Department, or by attending the Meeting and voting in person.

The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. Georgeson Shareholder Communications Inc. has been engaged by the Fund to assist in the distribution, tabulation and solicitation of proxies. The anticipated cost of Georgeson Shareholder Communications Inc.’s services is $10,000 plus out-of-pocket expenses.

VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund is required to constitute a quorum at the Meeting. Election of Directors (Proposal 1) will require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Meeting provided a quorum is present.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2005 Annual Meeting of Stockholders of the Fund and desires to have the proposal included in the Fund’s Proxy Statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by October 9, 2004 for consideration by the Fund.

Stockholders wishing to present proposals at the 2005 Annual Meeting of Stockholders of the Fund not to be included in the Fund’s proxy materials should send written notice to the Secretary of the Fund of such proposals, which notice should be received by the Secretary of the Fund by December 20, 2004 but no earlier than November 20, 2004 in the form prescribed in the Fund’s Bylaws.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS ALSO MAY AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

Samuel García-Cuéllar
Secretary

Dated: February 6, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEXICO FUND, INC.

March 10, 2004

INSTRUCTIONS FOR AUTHORIZING YOUR PROXY

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. -OR-	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page. -OR-	CONTROL NUMBER

ê Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE “FOR”

PROPOSAL 1, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the following three nominees to serve as Class II Directors for three- year terms and until their successors are duly elected and qualify:	FOR AGAINST ABSTAIN

☐ ☐ ☐	FOR ALL NOMINEES WITHOUT AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES m José Luis Gómez Pimienta m Claudio X. González m Robert L. Knauss

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                              Date                      Signature of Stockholder                              Date

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEXICO FUND, INC.

March 10, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach and mail in the envelope provided ê

THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND’S
STOCKHOLDERS VOTE “FOR”

PROPOSAL 1, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the following three nominees to serve as Class II Directors for three-year terms and until their successors are duly elected and qualify:	FOR AGAINST ABSTAIN

☐ ☐ ☐	FOR ALL NOMINEES WITHOUT AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES m José Luis Gómez Pimienta m Claudio X. González m Robert L. Knauss

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                              Date                      Signature of Stockholder                              Date

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THE MEXICO FUND, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — March 10, 2004

The undersigned stockholder of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints José Luis Gómez Pimienta and Sander M. Bieber, or any of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112, on March 10, 2004 at 1:00 p.m. (Eastern time), and any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

COMMENTS: